UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 8, 2020 (June 4, 2020)

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On June 4, 2020, The AES Corporation (the “Company” or “AES”) announced the results of the early settlement of its tender offers (the “Tender Offers”) to purchase for cash up to $1.433 billion aggregate purchase price of its outstanding 4.000% Senior Notes due 2021 (the “2021 Notes”), 4.875% Senior Notes due 2023 (the “4.875% 2023 Notes”) and 4.500% Senior Notes due 2023 (the “4.500% 2023 Notes” and, together with the 2021 Notes and the 4.875% 2023 Notes, the “Notes”). In conjunction with the Tender Offers, AES also commenced a solicitation of consents (the “Consent Solicitation” and, collectively with the Tender Offers, the “Offers”) to amend the indenture governing the Notes (the “Indenture”) to shorten the notice requirements for optional redemption with respect to each series of the Notes from thirty days to three business days, to eliminate substantially all of the restrictive covenants in the Indenture with respect to each series of Notes, to eliminate certain of the events (other than for the failure to pay principal, premium or interest) which may lead to an “Event of Default” in the Indenture with respect to each series of Notes and to eliminate any restrictions preventing AES from consolidating with or merging into any other person or conveying, transferring or leasing all or any of its properties and assets to any person with respect to each series of Notes (the “Proposed Amendments”).

In connection with the Tender Offers, AES received the requisite consents of holders of each series of the Notes, and entered into a Twenty-Fifth Supplemental Indenture dated June 5, 2020 between the Company and Deutsche Bank Trust Company Americas, as successor to Wells Fargo Bank, N.A. and Bank One, National Association (formerly known as The First National Bank of Chicago), as Trustee (the “Trustee”), to amend the indenture governing the Notes to give effect to the Proposed Amendments (the “Supplemental Indenture”).

AES previously announced that it completed on May 27, 2020 its offering of $900,000,000 aggregate principal amount of its 3.300% Senior Notes due 2025 and $700,000,000 aggregate principal amount of its 3.950% senior notes due 2030. AES used a portion of the net proceeds from the offering to finance the early settlement of the Offers and intends to use the remaining proceeds to retire outstanding indebtedness and for general corporate purposes.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Twenty-Fifth Supplemental Indenture, dated June 5, 2020, between The AES Corporation and Deutsche Bank Trust Company Americas, as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

Date: June 8, 2020